UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2010

Six Flags Entertainment Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(I.R.S. Employer Identification No.)

924 Avenue J East Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2010 (the “Grant Date”), Six Flags Entertainment Corporation (the “Company”)  entered into restricted stock unit agreements (the “RSU Agreements”) and non-qualified stock option agreements (the “Stock Option Agreements” and, together with the RSU Agreements, the “Equity Grant Agreements”) with certain management employees, including a named executive officer, providing for grants in the aggregate amounts of 134,714 restricted stock units and 664,714 non-qualified stock options, relating to shares of common stock, par value $0.025 per share, of the Company, pursuant to the Six Flags Entertainment Corporation Long-Term Incentive Plan (the “Equity Plan”).

The table below sets forth the restricted stock units and non-qualified stock options awarded to the Company’s named executive officer on the Grant Date.  The restricted stock units and non-qualified stock options awarded to the named executive officer vest 25% on each of the first four anniversaries of the Grant Date if the employment of such named executive officer has not been terminated prior to such date, subject to accelerated vesting in the event of termination or change in control as described below, or accelerated vesting provided for by the Compensation Committee of the Company’s Board of Directors.

	Number of Restricted Stock Units	Number of Non-Qualified Stock Options
Alexander Weber, Jr.	21,429	85,714

The Equity Grant Agreements provide that upon a termination of the named executive officer’s employment by the Company without “Cause” (as defined in the relevant Equity Grant Agreement), or by the named executive officer for “Good Reason” (as defined in the relevant Equity Grant Agreement), the unvested portion of the award that would have vested on the next anniversary of the Grant Date shall vest upon the date of such termination.  In the event that the named executive officer is terminated by the Company without “Cause”, or by the named executive officer for “Good Reason”, in each case within 12 months following a “Change in Control” (as defined in the relevant Equity Grant Agreement), all of the unvested restricted stock units and unvested options shall vest.  If the named executive officer is terminated due to death or disability, all of the unvested restricted stock units and unvested options shall vest in full.  Under the RSU Agreements, if the named executive officer is terminated for any reason, subject to the provisions relating to vesting for termination without “Cause” (as defined in the relevant RSU Agreement) and for “Good Reason” (as defined in the relevant RSU Agreement) and subject to the discretion of the Compensation Committee of the Company’s Board of Directors with respect to accelerated vesting, all unvested restricted stock units shall be immediately forfeited upon such termination.   Under the Stock Option Agreements, if the named executive officer is terminated for “Cause” (as defined in the relevant Stock Option Agreement), all vested and unvested options shall terminate and expire as of the date of such termination, and if the named executive officer is terminated for any reason, subject to the provisions relating to vesting for termination without “Cause” and for “Good Reason,” all unvested options shall terminate and expire as of the date of such termination.  The Equity Grant Agreements contain additional customary terms and conditions.

The above summary of the material terms of the Equity Grant Agreements does not purport to be complete and is qualified in its entirety by reference to the text of the Company’s form of restricted stock unit agreement for management employees and the Company’s form of non-qualified stock option agreement for management employees, copies of which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein. The Equity Plan is further described in the Company’s Current Report on Form 8-K filed on May 4, 2010, and a copy of the Equity Plan is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 4, 2010, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement pursuant to the Six Flags Entertainment Corporation Long-Term Incentive Plan.

10.2	Form of Non-Qualified Stock Option Agreement pursuant to the Six Flags Entertainment Corporation Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

Date: August 11, 2010	By:	/s/ Danielle J. Bernthal
Name: Danielle J. Bernthal
Title: Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement pursuant to the Six Flags Entertainment Corporation Long-Term Incentive Plan.

10.2	Form of Non-Qualified Stock Option Agreement pursuant to the Six Flags Entertainment Corporation Long-Term Incentive Plan.